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                                                                       EXHIBIT 4

                         PLEDGE AND SECURITY AGREEMENT

          PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of August 10, 2000, by and between Jerome H. Kern ("Pledgor"), and On Command Corporation, a Delaware corporation ("Secured Party").

                            PRELIMINARY STATEMENTS:

          WHEREAS, Pledgor and Secured Party have entered into the Stock Purchase and Loan Agreement (the "Stock Purchase Agreement") pursuant to which Secured Party has agreed to issue and sell, and Pledgor has agreed to purchase, 13,500 shares of Secured Party's Series A Convertible Participating Preferred Stock (the "Preferred Shares"), which Preferred Shares are initially convertible into 1,350,000 shares (the "Common Shares"; the Preferred Shares the Common Shares issuable upon conversion thereof, and any other property or securities issuable upon conversion of the Preferred Shares, the "Pledged Shares") of Secured Party's common stock, par value $.01 per share (the "Common Stock");

          WHEREAS, in connection with such purchase and sale Secured Party has agreed to lend to Pledgor $21,080,250 (the "Loan"), which loan will be evidenced by the promissory note attached as Annex A to the Stock Purchase Agreement and payment thereunder secured by the pledge and security interest evidenced by this Agreement;

          NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to make the Loan, the parties hereto hereby agree as follows:

          Section 1.  Defined Terms and Related Matters.
                      ---------------------------------

          (a) As used herein, where appropriate, the masculine gender includes the feminine and the neuter, and the singular number includes the plural, and vice versa.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) Unless otherwise defined herein or in the Agreement, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of Colorado are used herein as therein defined.

          (d) Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

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          Section 2.  Pledge. Pledgor hereby pledges and delivers to Secured
                      ------
Party and hereby grants to Secured Party a security interest in the following property (the "Pledged Collateral"):

          (a) the Preferred Shares, the Common Shares issuable upon conversion thereof and any other properties or securities issuable upon conversion of such Preferred Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

          (b) the proceeds, interest, profits and other income of or on any of the property described above.

The inclusion of proceeds as part of the Pledge Collateral under this Agreement shall not be deemed or interpreted to authorize Pledgor to sell, dispose of or otherwise use the Pledged Collateral in any manner not specifically authorized hereby.

          Section 3.  Security for Obligations.  This Agreement secures the
                      ------------------------
prompt and complete (a) payment of all obligations of Pledgor to Secured Party, whether now existing or hereafter arising, under (i) that certain promissory note of even date herewith made by Pledgor and payable to the order of Secured Party (the "Note") and (ii) the Stock Purchase Agreement and (b) performance of all covenants and conditions contained in any collateral document securing the Note and the obligations of Pledgor under the Stock Purchase Agreement (including, without limitation, the covenants and conditions contained herein), whether for principal, interest, fees, expenses or otherwise (all such obligations, covenants and conditions described in the foregoing clauses (a) and
(b) being hereinafter collectively referred to as the "Obligations").

          Section 4.  Delivery of Pledged Collateral.  Pledgor shall deliver all
                      ------------------------------
certificates or instruments representing or evidencing the Pledged Collateral to be held by or on behalf of Secured Party pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. Upon the occurrence and during the continuance of an Event of Default (as defined in Section 12 hereof), Secured Party shall have the right, in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees, any or all of the Pledged Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral in its possession for certificates or instruments of smaller or larger denominations.

          Section 5.  Representations and Warranties. (a) Pledgor represents and
                      ------------------------------
warrants as follows:

               (i) Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien or other encumbrance (other than as created hereunder or under the Stock Purchase Agreement), and Pledgor has not sold, granted any

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          option with respect to, assigned, transferred or otherwise disposed of any of its rights or interests in or to the Pledged Collateral.

               (ii) This Agreement and delivery of the Pledged Collateral to Secured Party create a valid first priority security interest in the Pledged Collateral securing the payment of the Obligations.

               (iii) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the United States of America or any subdivision which has not been received is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) except for applicable filings to be made under the HSR Act, for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

               (iv) (A) The execution and delivery of this Agreement by Pledgor and the consummation by Pledgor of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Pledgor and no other actions or proceedings on the part of Pledgor are necessary to authorize this Agreement or any of the transactions contemplated hereby, (B) this Agreement has been duly executed and delivered by Pledgor and constitutes a valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms and (C) none of the execution, delivery or performance of this Agreement by Pledgor constitutes a breach or violation of or conflicts with any material agreement to which Pledgor is a party or by which its properties are bound.

          (b) Secured Party represents and warrants to Pledgor that (i) Secured Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by Secured Party and the consummation by Secured Party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Secured Party and no other proceedings on the part of Secured Party are necessary to authorize this Agreement or any of the transactions contemplated hereby, (iii) this Agreement has been duly executed and delivered by Secured Party and constitutes a valid and binding obligation of Secured Party enforceable against Secured Party in accordance with its terms and (iv) none of the execution, delivery or performance of this Agreement by Secured Party constitutes a breach or violation of or conflicts with its certificate of incorporation or by-laws or any material agreement to which Secured Party is a party or by which its properties are bound.

          Section 6.  Further Assurances.  Pledgor agrees that at any time and
                      ------------------
from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or

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desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

          Section 7.  Voting Rights; Dividends, Etc.
                      -----------------------------

          (a) So long as no Event of Default has occurred and is continuing or exists, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

          (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in Secured Party, which shall thereupon have the sole right to exercise such voting and other consensual rights.

          (c) (i) All cash dividends and other cash distributions hereafter paid or payable in respect of any Pledged Collateral (including, but not limited to, (x) as regular or extraordinary dividends, (y) in connection with a partial or total liquidation or dissolution of the issuer of such Pledged Collateral or in connection with a reduction of capital, capital surplus or paid-in-surplus of the issuer of such Pledged Collateral or (z) paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral), shall be deposited into an escrow account for such purpose to be established pursuant to the Escrow Agreement (as defined below) and (ii) all dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, including by way of a recapitalization of the issuer of such Pledged Collateral, shall be Pledged Collateral, and shall be forthwith delivered to Secured Party to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (d) Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (b) above and to receive the dividends which it is entitled to receive and retain pursuant to paragraph (ii) above.

          Section 8.  Transfers and Other Liens; Additional Shares.
                      --------------------------------------------

          (a) Pledgor shall not, directly or indirectly, sell, exchange or otherwise dispose of, or grant any option or other right with respect to, any of the Pledged Collateral or create or permit to exist any lien or other encumbrance upon or with respect to any of the Pledged Collateral, except as expressly provided for in subsection 8(b)

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     below or in any Escrow Agreement pursuant to which any of the Pledged
     Collateral is being held and except that Pledgor shall be entitled to assign its rights to the Pledged Collateral and its rights and obligations hereunder to any corporation, partnership, limited liability company or other entity (a "Permitted Transferee"), (i)(x) of which at least 50% of the outstanding equity interests thereof are owned of record and beneficially by Jerome H. Kern and (y) which is Controlled (as defined in the Stock Purchase Agreement) by Jerome H. Kern, (ii) whose financial obligations hereunder and under the Note have been personally guaranteed by Jerome H. Kern (to the same extent as Jerome H. Kern has personal liability under the Note pursuant to Section 2 thereof) and (iii) which becomes a party to and bound by the obligation of Pledgor hereunder pursuant to a written instrument reasonably acceptable to Secured Party.

          (b) So long as no Event of Default has occurred and is then continuing, Pledgor may require that Secured Party effect the sale (as directed by Pledgor) of any portion of Pledged Collateral with respect to which Secured Party's right to repurchase the Pledged Collateral as provided in Section 11 of the Stock Purchase Agreement has expired or been terminated; provided, that, such net proceeds are placed in an escrow
                 --------  -----
     account established for such purpose pursuant to the Escrow Agreement.

          (c) Pledgor agrees that it will cause to be pledged and delivered hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Collateral or other property received in respect of the Pledged Collateral. Pledgor hereby appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion, but at Pledgor's cost and expense, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Section 8(c).

          Section 9.  Secured Party Appointed Attorney-in-Fact. Pledgor hereby
                      ----------------------------------------
irrevocably appoints Secured Party Pledgor's attorney-in-fact, effective upon and during the continuance of an Event of Default, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above; and

          (c) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Pledged

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     Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

          Section 10. Secured Party May Perform.  If Pledgor fails to perform
                      -------------------------
any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 14(b).

          Section 11. Reasonable Care.  Secured Party shall be deemed to have
                      ---------------
exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          Section 12. Events of Default; Remedies.
                      ---------------------------

          (a)  The occurrence of any of the following is an "Event of Default":

               (i)    An Event of Default under the Note; or

               (ii) Pledgor shall be in default in the performance of any covenant herein and such default shall continue for 10 days after receipt of notice thereof; or

               (iii) Any representation or warranty of Pledgor contained herein shall be false or misleading in any material respect when made.

          (b)  If any Event of Default shall have occurred and be continuing:

               (i) Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of Colorado at that time, or under the laws of any other applicable jurisdiction; provided, however, Secured
                                                     --------  -------
          Party shall have no right to sell or otherwise dispose of all or any part of the Pledged Collateral until such time as an Event of Default has occurred and all of the Obligations have become due and payable, whether by acceleration or otherwise. Subject to the foregoing, Secured Party may also, with prior notice as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Pledgor agrees that at least 10 days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of

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          Pledged Collateral regardless of notice of sale having been given.
          Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, Secured Party may elect to purchase any or all of the Pledged Collateral and apply the purchase price thereof to the payment of the Obligations hereunder. The purchase price for such purchase of the Pledged Collateral shall be equal to the aggregate Fair Market Value (as defined in the Note) of the Pledged Collateral which Secured Party determines to purchase hereunder.

               (ii) Any cash held by Secured Party as Pledged Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be held by Secured Party as collateral to be applied by Secured Party against the Obligations. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus; provided that Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

               (iii) Subject to Section 22, all rights and remedies of Secured Party expressed herein are in addition to all other rights and remedies possessed by Secured Party in any other agreement or instrument relating to the Obligations.

          Section 13. Sales, Etc.
                      ----------

          (a) If Secured Party shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 12, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding as against Pledgor.

          (b) Pledgor acknowledges and agrees that any private sale of any or all of the Pledged Collateral may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner.

          Section 14. Indemnity and Expenses.  Subject to Section 22 hereof,
                      ----------------------
Pledgor agrees to the fullest extent permitted by law, to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the negligence or willful misconduct of Secured Party, and upon demand to pay to Secured Party the amount of any and all reasonable expenses, including the fees and disbursements of its counsel and of any experts and agents, which Secured Party may

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incur in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Secured Party hereunder or (d) the failure by Pledgor to perform or observe of the provisions hereof.

          Section 15. Amendments, Etc.  No amendment or waiver of any provision
                      ----------------
of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 16. Addresses for Notices.  Except as otherwise expressly
                      ---------------------
provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if mailed or telegraphed or delivered (a) to Pledgor, addressed to Pledgor at the address listed on the signature page hereto and (b) to Secured Party, at On Command Corporation, 96 Inverness Drive East, Unit R, Englewood, Colorado 80112; or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communication shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as foresaid.

          Section 17. Security Interest Absolute. All rights of Secured Party,
                      --------------------------
all obligations of Pledgor hereunder and the security interest hereunder, shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

          (a) any lack of validity or enforceability of the Note, the Obligations or any of the other documents securing the Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Note or any of the other documents securing the Obligations;

          (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor or any other person that is a party to any document in respect of Obligations.

          Section 18. Continuing Security Interest. This Agreement and the
                      ----------------------------
delivery of the Pledged Collateral to Secured Party shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Pledgor and his or its heirs, personal representatives, successors and assigns and (c) inure to the benefit of Secured Party and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Secured Party may assign or otherwise transfer any of its rights under this Agreement to any other person in connection with the transfer of the Note and such transferee shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to Secured Party as the case may be and shall be

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bound by all of Secured Party's obligations and limitations hereunder. Upon the payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          Section 19. Waiver of Marshalling.  All rights of marshalling of
                      ---------------------
assets of Pledgor, including any such right with respect to the Pledged Collateral, are hereby waived by Pledgor. To the fullest extent permitted by applicable law, Pledgor waives any right to require Secured Party to (i) proceed against or exhaust any security held for the obligations or (ii) pursue any other remedy available to Secured Party.

          Section 20. Limitation by Law.  All rights, remedies and powers
                      -----------------
provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the, extent necessary so that they will not render this Agreement invalid or unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          Section 21. Highest Lawful Rate.  Notwithstanding anything to the
                      -------------------
contrary contained herein or in any other instrument or document executed in connection herewith, Pledgor shall never be required to pay unearned interest or interest at a rate in excess of the maximum interest rate that may be lawfully charged under the laws of the State of Colorado or the United States of America, whichever is applicable and higher in amount (the "Highest Lawful Rate"), with respect to any obligations secured hereby. If the effective rate of interest which would otherwise be payable with respect to any such obligations would exceed the Highest Lawful Rate, then the rate of interest that would otherwise be charged hereunder with respect to such obligations shall be reduced to the Highest Lawful Rate. If the holder of any obligations secured hereby shall receive any unearned interest or shall receive monies that are deemed to constitute interest (including, without limitation, to the extent that any of the fees payable by the Pledgor to Secured Party under the obligations secured hereby are deemed to constitute interest) in excess of the Highest Lawful Rate, then such unearned interest paid by Pledgor or such interest paid by Pledgor in excess of the Highest Lawful Rate shall be deemed a partial prepayment of the principal of such obligations secured hereby and, if the principal of such obligations is repaid in full, any remaining excess shall forthwith be refunded to Pledgor.

          Section 22. Limited Personal Recourse.  Notwithstanding anything to
                      -------------------------
the contrary set forth herein, Pledgor's personal liability with respect to the Obligations shall be limited to the following extent and in the following manner, but only to the following extent and in the following manner: Pledgor's personal liability for the Obligations hereunder which become due and payable upon the Maturity Date (as defined in the Note) or the date to which the maturity of the Note is accelerated (the "Acceleration Date"), shall not exceed the Recourse Amount (as defined below). To the extent that the net proceeds following the sale or other disposition (including net proceeds deemed paid pursuant to the last sentence of to Section 13(b)(i)) of all of the Pledged Collateral by Secured Party together with all amounts paid to Secured Party pursuant to the Escrow Agreement (such net proceeds together with the amounts paid to Secured Party under the Escrow Agreement, the "Proceeds") is less than the Recourse Amount, Pledgor shall be personally liable for the difference between the Recourse Amount and

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the Proceeds, but if such Proceeds exceed the Recourse Amount, Pledgor shall have no further liability for the Obligations hereunder and Pledgor's obligation hereunder will be deemed terminated. Except as provided in the immediately preceding two sentences, no deficiency or other money judgment, order or execution shall be sought, taken or entered in any suit, action or proceeding, whether legal or equitable, relating to or based upon the Note, this Agreement or any other Loan Document, against Pledgor for the purpose of obtaining or seeking collection, satisfaction or payment of the Obligations or performance or satisfaction of any obligation or any claim arising under the Note, hereunder or under any other Loan Document, but that Secured Party shall seek such satisfaction and payment and performance only from the Pledged Collateral and the proceeds thereof, and all such rights to suit, action, proceeding or deficiency are hereby waived; provided, that the foregoing shall not prevent or limit the enforcement of rights or remedies of Secured Party against the Pledged Collateral, which enforcement shall be to the full extent of the Pledged Collateral, or to enforce any rights or remedies of Secured Party in any action to recover from Pledgor to the extent set forth in this Section 22. Secured Party agrees that it shall look first to the Pledged Collateral and the amounts payable to it pursuant to the Escrow Agreement for the repayment of all Obligations hereunder and that Secured Party shall only proceed against Pledgor personally following the exhaustion of all rights granted to Secured Party hereby with respect to the Pledged Collateral. The term "Recourse Amount" shall be the amount which is equal to 25% of the Accreted Amount (as defined in the Note) plus all other sums owing under the Note.

          Section 23. Separability.  Should any clause, sentence, paragraph,
                      ------------
subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

          Section 24. Captions.  The captions in this Agreement have been
                      --------
inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

          Section 25. No Waiver; Remedies.  No failure on the part of Secured
                      -------------------
Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 26. Execution in Counterparts.  This Agreement may be executed
                      -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 27. Escrow Agreement.  Prior to the payment of any cash
                      ----------------
dividend or distribution on the Pledged Collateral or the sale of all or a portion of the Pledged Collateral pursuant to Section 8(b), the parties shall negotiate in good faith and enter into a mutually acceptable escrow agreement (the "Escrow Agreement") having terms and conditions which are customary under the circumstances and which shall include the following: (x) that Pledgor will be entitled to select the escrow agent thereunder, such escrow agent to be reasonably acceptable to Secured Party, (y) such escrow agent will hold all such cash amounts received by it pursuant to Sections 7 and 8 in an interest bearing account pending the date all amounts under the Note become due and owing (at the stated maturity thereof or upon acceleration), and (z) upon the Maturity Date (as defined in Note) or upon acceleration of the Note as provided therein, all amounts then held by the escrow agent pursuant to the Escrow Agreement will be delivered to Secured Party and will be applied to the Obligations, with any amounts remaining after payment in full of the Obligations to be paid to Pledgor.

          Section 28. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

            IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

                              PLEDGOR:



                                    /s/ Jerome H. Kern
                                    ----------------------------------------
                                    Jerome H. Kern

                                    Address:


                                    31 Albion Place
                                    Castle Rock, Colorado 80104

                              SECURED PARTY:

                                    On Command Corporation


                                    By:         /s/ Paul J. Milley
                                         -----------------------------------
                                         Name:  Paul J. Milley
                                         Title: Senior V.P.-Finance

                                  Schedule I

                                Pledged Shares

          Issuer                      Shares                  Par Value                Certificate No.
          ------                      ------                  ---------                ---------------
On Command Corporation,           13,500 Shares of               .01                         P-1
a Delaware corporation          Series A Convertible
                                    Participating
                                   Preferred Stock